Exhibit 21.1

BRIGHTSPIRE CAPITAL, INC.
LIST OF SIGNIFICANT SUBSIDIARIES

State or Jurisdiction of
Subsidiary Name	Formation
BrightSpire Capital Acquisitions, LLC	Delaware
BrightSpire Capital Advisors, LLC	Delaware
BrightSpire Capital Mortgage Corporation, LLC	Delaware
BrightSpire Capital Mortgage Parent, LLC	Delaware
BrightSpire Capital Mortgage Sub-REIT, LLC	Delaware
BrightSpire Capital Operating Company, LLC	Delaware
BrightSpire Capital RE Corporation, LLC	Delaware
BrightSpire Capital RE Holdco, LLC	Delaware
BrightSpire Capital US, LLC	Delaware
BrightSpire Credit 1, LLC	Delaware
BrightSpire Credit 6 Pledgor, LLC	Delaware
BrightSpire Credit 6, LLC	Delaware
BrightSpire Credit 7, LLC	Delaware
BrightSpire Credit 8 Pledgor, LLC	Delaware
BrightSpire Credit 8, LLC	Delaware
BrightSpire Repo Seller Holdco, LLC	Delaware
BRSP 2021-FL1 DRE, LLC	Delaware
BRSP 2021-FL1, Ltd.	Cayman Islands
BRSP Blanchard LIC, LLC	Delaware
BRSP Turing Pref, LLC	Delaware
CFI Stavanger Holdings AS	Norway
CFI Stavanger S.a.r.l.	Luxembourg
CLNC 2019-FL1 DRE, LLC	Delaware
CLNC 2019-FL1, Ltd.	Cayman Islands
CLNC Alberts, LLC	Delaware
CLNC ML Gideon, LLC	Delaware
CLNC NNN Alberts AZ, LLC	Delaware
CLNC NNN Alberts CA, LLC	Delaware
CLNC NNN Alberts Mezz AZ, LLC	Delaware
CLNC NNN Alberts Mezz CA, LLC	Delaware
ColStat Holdings, LLC	Delaware
CQ Midtown ML NT-I LLC	Delaware
Forusbeen 50 AS	Norway
NorthStar Real Estate Income Trust Operating Partnership, LLC	Delaware
NSREIT CB Loan, LLC	Delaware